Exhibit (g) (iv)

AUTOMATIC YRT AGREEMENT

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(hereinafter called the “Ceding Company”)

and

XL RE LIFE AMERICA INC.

(hereinafter called the “Reinsurer”)

Effective Date: August 1, 2008

Coverage: VARIABLE UNIVERSAL LIFE III

Automatic YRT Agreement

Effective Date: August 1, 2008

Ceding Company:	MML Bay State Life Insurance Company of Enfield, Connecticut C.M. Life Insurance Company of Enfield, Connecticut, and Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts

Reinsurer:	XL Re Life America Inc. of Wilmington, Delaware

Accepted Coverages:	Life insurance on policies written by the Ceding Company on the plans cited in Schedule A – Accepted Coverages.

Effective Date:	August 1, 2008

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes, with respect to its subject, any prior oral or written agreements.

Commencing on the Effective Date, the Reinsurer shall provide reinsurance coverage to the Ceding Company subject to the provisions of this Agreement on the basis stated hereinafter in the attached Articles and Schedules. These Articles and Schedules, or parts thereof may be changed or modified upon written agreement between the Ceding Company and the Reinsurer.

This Agreement will be binding upon the parties hereto and their respective successors and assigns.

Automatic YRT Agreement

Effective Date: August 1, 2008

IN WITNESS WHEREOF, the parties hereto execute this Agreement in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/25/08
Peter G. Ferris
Second Vice President & Actuary

By:	/s/ Douglas W. Taylor	Date:	7/25/08
Print name:	Douglas W. Taylor	Title:	Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/25/08
Peter G. Ferris
Second Vice President & Actuary

By:	/s/ Douglas W. Taylor	Date:	7/25/08
Print name:	Douglas W. Taylor	Title:	Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/25/08
Peter G. Ferris
Second Vice President & Actuary

By:	/s/ Douglas W. Taylor	Date:	7/25/08
Print name:	Douglas W. Taylor	Title:	Vice President & Actuary

XL RE LIFE AMERICA INC.

By:	/s/ Richard B. Lassow	Date:	7/24/08
Print name:	Richard B. Lassow	Title:	Senior Vice President

XL RE LIFE AMERICA INC.

By:	/s/ Joseph Rao	Date:	7/24/08
Print name:	Joseph Rao	Title:	VP, Appointed Actuary

Automatic YRT Agreement

Effective Date: August 1, 2008

8PT 8/7/08

Table of Contents

Article	Title	Page
I	Automatic and Facultative Reinsurance	6
II	Facultative Submission	7
III	Basis of Reinsurance	7
IV	Premiums, Payments and Reports	8
V	Expenses	9
VI	Premium Taxes	9
VII	DAC Tax Election	9
VIII	Experience Refunds	10
IX	Policy Changes	10
X	Increase in Retention	12
XI	Termination of Agreement with Respect to New Reinsurance	14
XII	Claims	15
XIII	Inspection of Records	17
XIV	Errors and Omissions	17
XV	Insolvency	18
XVI	Waivers and Amendments	19
XVII	Severability	19
XVIII	Gramm-Leach-Bliley Privacy Requirements	19
XIX	Notice	21
XX	Arbitration	22
XXI	Governing Law	23
XXII	Headings	23
XXIII	Parties to Agreement	23
XXIV	Agreement	23
XXV	Good Faith and Financial Solvency	23
XXVI	Confidentiality	25

Schedule	Title	Page
A	Accepted Coverages	27
B	Reinsurance Limits	28
C	Facultative Submission Form	29
D	Special Net Risk Calculations	30
E	Reinsurance Premium Rates	31
F	Reinsurance Reports	57
G	Underwriting Guidelines	59
H	DAC Tax Schedule	60
I	Retention Limits	62
J	Underwriting Improvements	63

ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

A.	The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1

2	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3	The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the Jumbo Limit as specified in Schedule B – Reinsurance Limits.

4	On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits.

5	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

6

B.	Reinsurance which may not be ceded automatically according to the provisions stated in Paragraph A of this Article, may be submitted to the Reinsurer for facultative consideration as described in Article II – Facultative Submission.

C.	The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article X – Increase in Retention. The Reinsurer may terminate its liability for all reinsured policies of the Ceding Company where credible data has not been delivered on a timely basis in accordance with the terms of Schedule F – Reinsurance Reports; however, before the Reinsurer may terminate its liability, the Reinsurer must provide written notice, and the Ceding Company must be allowed 30 days to fix the data. If the data is not fixed within that 30 day period, the Reinsurer may terminate its liability.

D.

ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

(Continued)

E.	The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

ARTICLE II: FACULTATIVE SUBMISSION

A.	The Ceding Company may submit, on a facultative basis, life insurance risks for plans and eligible policies as set forth in Schedule A – Accepted Coverages, if the requirements for automatic reinsurance are not met, or if the requirements for automatic reinsurance are met but it prefers to apply for facultative reinsurance.

B.	A facultative application shall be made that is in substantial accord with Schedule C – Facultative Submission Form, and shall be accompanied by copies of all the Ceding Company’s pertinent papers relating to the insurability of the risk. The Reinsurer shall give immediate consideration to a facultative application and notify the Ceding Company as soon as possible in writing (via mail, fax, or e-mail) of its underwriting offers.

C.	The Reinsurer shall have no liability on a facultative submission by the Ceding Company until an offer to reinsure has been made by the Reinsurer and accepted in writing (via mail, fax, or e-mail) by the Ceding Company. The Reinsurer’s offer shall expire at the end of one hundred twenty (120) days from the date of the Reinsurer’s offer unless an earlier date is specified in the offer, or the date specified in the Reinsurer’s approval to extend their offer, or the date the Reinsurer receives notice from the Ceding Company of the withdrawal of their application, whichever comes first.

D.	The liability of the Reinsurer for reinsurance ceded facultatively shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article X – Increase in Retention.

ARTICLE III: BASIS OF REINSURANCE

A.	Life insurance shall be reinsured on a yearly renewable term (YRT) basis for the net amount at risk under the policy reinsured.

ARTICLE III: BASIS OF REINSURANCE

(Continued)

B.	For the purpose of this Agreement, except as noted below, the net amount at risk shall be calculated as the death benefit less the policy account value at the end of each policy year.

C.	The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule D – Special Net Risk Calculations defines special methods for calculating the net amount at risk in addition to B of this Article.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

A.	Reinsurance premiums shall be paid annually in advance on a policy year basis for each reinsured policy. Such payment for policies with anniversaries in any calendar month shall accompany the monthly statement as provided in this Article. Premiums shall be calculated by applying the premium rates per thousand to the net amount at risk as described in Article III – Basis of Reinsurance. The premium rates per thousand are those specified in Schedule E – Reinsurance Premium Rates. The rates in Schedule E – Reinsurance Premium Rates, shall apply to both automatic and facultative reinsurance.

B.

C.	At the end of each reporting period the Ceding Company shall prepare and send to the Reinsurer a statement, in substantial accord with Schedule F – Reinsurance Reports, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting period. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the reporting period shall also be listed. The reporting period is stated in Schedule F – Reinsurance Reports. New reinsurance shall be reported on the report next following the time that the reinsured policy has been reported as delivered and paid for.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

(Continued)

D.	The statement shall be furnished to the Reinsurer within forty-five (45) days after the end of each reporting period and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. If any reinsurance premium is not paid within the allotted time, the Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving thirty (30) days written notice to the Ceding Company. If the net amount due to the Reinsurer is not paid by the close of the thirty (30) day period following the notice, the Reinsurer’s liability shall terminate for the aforementioned risks. Regardless of these terminations, the Ceding Company shall be liable to the Reinsurer for all unpaid reinsurance premiums earned by them.

E.	Terminated risks may be reinstated within sixty (60) days after the effective date of termination by paying in full all of the unpaid reinsurance premiums for the risks inforce prior to the termination. The Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums.

F.	If the period of time between the date the premium becomes due to the Reinsurer from the Ceding Company and the date the premium is received by the Reinsurer exceeds sixty (60) days, the Reinsurer reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the premiums are due, or on the prior business day if the date premiums are due does not fall on a business day) from the day the premium becomes due to the day the Reinsurer receives the payment.

G.	The Ceding Company or the Reinsurer may exercise at any time the right to offset any undisputed debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement. The right of offset will not be affected or diminished because of the insolvency of either party unless regulators, legal requirements or arbitration dictates otherwise.

ARTICLE V: EXPENSES

The Ceding Company shall pay the expenses of all medical examinations, inspection fees, and other charges incurred in connection with the issuance of the insurance.

ARTICLE VI: PREMIUM TAXES

The Reinsurer shall not reimburse the Ceding Company for any premium taxes.

ARTICLE VII: DAC TAX ELECTION

The Ceding Company and the Reinsurer make an election pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, and agree to the terms stipulated in Schedule H – DAC Tax Schedule.

ARTICLE VIII: EXPERIENCE REFUNDS

Reinsurance under this Agreement shall not be eligible for an experience refund.

ARTICLE IX: POLICY CHANGES

A.	The Ceding Company shall notify the Reinsurer of all policy terminations and changes that affect the reinsurance. Unearned reinsurance premiums on such terminations or changes shall be refunded. If the plan, the amount of reinsurance or the premiums of a reinsured policy are changed, the Ceding Company will inform the Reinsurer through the next billing.

Whenever a reinsured policy is changed and the Ceding Company’s underwriting rules do not require that full evidence be obtained, the reinsurance will remain in effect with the Reinsurer. The suicide, contestability and                      periods applicable to the original reinsured policy will apply to the reissued reinsured policy and the duration will be measured from the effective date of the original reinsured policy.

Whenever a reinsured policy is changed and the Ceding Company’s underwriting rules require that full evidence be obtained, the change will be subject to the Reinsurer’s approval, if:

1.	the new amount of the reinsured policy would be in excess of the Automatic Acceptance Limit, in effect at the time of the change, as set out in Schedule B – Reinsurance Limits; or

2.	the new amount of the policy and the amount already in force on the same life exceeds the Jumbo Limit stated in Schedule B – Reinsurance Limits; or

3.	the Reinsured policy is submitted for facultative excess of Ceding Company’s automatic binding capacity.

The amount of any non-contractual increase will be subject to the Limits stated in Schedule B – Reinsurance Limits.

For changes not covered under this Agreement, which affect the terms of any reinsured policy, the Ceding Company must obtain the Reinsurer’s approval before such changes become effective.

B.	If any portion of the Ceding Company’s insurance risk is terminated or reduced, the reinsurance shall be reduced by a proportionate amount. The reduction shall first apply to any reinsurance on the policy being reduced, and then if applicable in a chronological order according to policy date; (“first in, first out”) to any reinsurance on the other policies on the life. However, the Ceding Company will not be required to assume a risk for an amount in excess of its regular retention for the age at issue and the mortality rating of the policy under which reinsurance is being terminated. If there are other reinsurers, each one shall share in the reduction according to its proportion of the total reinsurance.

ARTICLE IX: POLICY CHANGES

(Continued)

C.	If a policy reinsured under this Agreement lapses to extended term or paid-up insurance, the Reinsurer shall share in an adjustment in the amount of reinsurance on the policy in the same proportion as the reinsurance amount had to the insurance amount immediately prior to the policy lapsing.

D.	Reinsurance shall be terminated on any policy where the net amount at risk reinsured is less than $1, rounded to the nearest dollar.

E.	Reinsurance on policies ceded on an automatic basis shall be reinstated automatically if the original insurance is reinstated according to the policy provisions and rules of the Ceding Company. The Reinsurer’s approval is required only for the reinstatement of a facultative policy when the Ceding Company’s regular reinstatement rules indicate that more evidence than a Statement of Good Health is required. The Ceding Company shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received insurance premiums under the reinstated policy.

F.	Term renewals, term conversions reinsured under this Agreement, shall, for the purposes of this Agreement, be categorized as a conversion or an exchange.

1.	Conversions

a.	Straight Conversions

b.	Conversions with Increases

ARTICLE IX: POLICY CHANGES

(Continued)

2.	Replacements/Exchanges

Exchanges or replacements (including exchanges into joint life products when one life is not underwritten) shall not be reinsured under this Agreement.

G.	Unearned reinsurance premiums on terminations or changes shall be refunded to the Ceding Company. The premium payable to the Reinsurer or premium refunds due to the Ceding Company shall be based on the exact number of days of effective insurance coverage upon termination or other change.

H.	If the policy continues inforce without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company’s risk terminates.

I.	If the insurance reinsured under this Agreement increases and the increase is subject to new underwriting, the increase shall be handled in the same manner as a new policy and the provisions of Article I – Automatic and Facultative Reinsurance shall apply to the increase in reinsurance. If the increase is not subject to new underwriting evidence, the Reinsurer shall accept automatically the increase in reinsurance, not to exceed the automatic binding limit specified in Schedule B – Reinsurance Limits, using a point in scale rate basis.

J.	The Reinsurer does not participate in policy loans or other forms of indebtedness on policies reinsured under this Agreement. Therefore, policy loans do not affect the amount of reinsurance.

ARTICLE X: INCREASE IN RETENTION

A.	The Ceding Company may increase its limit of retention and may elect, subject to the provisions of this Article, to continue the reinsurance inforce under this Agreement without change, or to reduce all eligible reinsurance inforce under this Agreement as set forth below. The increased limit of retention shall be effective with respect to reinsurance which is placed in effect on or after the effective date of the increase subsequent to the Ceding Company providing written notice to the Reinsurer of such increase and of its election to either continue or reduce reinsurance on inforce business.

ARTICLE X: INCREASE IN RETENTION

(Continued)

A change to the Ceding Company’s retention limits in Schedule I – Retention Limits will not affect the reinsured policies in force at the time of such a change except as specifically provided for in this Agreement. Furthermore, such a change will not affect the Automatic Binding Limits in Schedule B – Reinsurance Limits unless mutually agreed by the Ceding Company and the Reinsurer.

B.	When the Ceding Company increases its dollar retention limit the amount of inforce reinsured policies may be reduced provided:

1.	The Ceding Company gives the Reinsurer written notice of its intention to ; and

2.	The amount eligible for will be the difference between the amount originally retained and the amount the Ceding Company would have retained on the same quota share basis as referenced in Schedule B – Reinsurance Limits had the new retention limit schedule been in effect at the time of issue.

In applying its increased retention limits to reinsured policies, the age and mortality rating at the time of issue will be used to determine the amount of the Ceding Company’s increased retention.

The amount of reinsurance eligible for                      is based on the reinsurance net amount at risk as of the date of                     .

No business will be eligible for reduction under this Article unless the Ceding Company kept its maximum retention as set forth in the retention schedule in effect at the time the insurance was issued. The amounts                      d shall be sufficient to increase the Ceding Company’s retention to the new limits. If there are other reinsurers, the reduction on each risk shall be divided according to each reinsurer’s portion of the total reinsurance on the risk. If the reinsurance is reduced on any risk, similar reductions shall be made on all risks eligible for                     . The effective date of the reduction in reinsurance on a policy eligible for such reduction shall be                     .

The Ceding Company may not revoke its election to                      for reinsured policies becoming eligible at future anniversaries.

No                      of reinsured policies will occur if the Ceding Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention.

The Reinsurer will not be liable, after the effective date of                     , for any reinsured policies or portions of such reinsured policies eligible for                      that the Ceding Company has overlooked. The Reinsurer will be liable only for a credit of the premiums, received after the                      date, less any allowance.

ARTICLE X: INCREASE IN RETENTION

(Continued)

The terms and conditions for the Ceding Company to                      in force reinsured policies due to the insolvency of the Reinsurer are set out in the Insolvency clause in Article XV – Insolvency.

If the Ceding Company transfers business that is reinsured under this Agreement to a successor company, then the successor company has the option to                      the reinsurance, in accordance with the                      criteria outlined in this Article, only if the successor company has or adopts a higher retention limit than that of the Ceding Company. Should the successor company have a higher retention than the Ceding Company and exercises a right to                      the business it may do so only ratably over a thirty-six (36) month period.

The retention limits of the Ceding Company as of the effective date of this Agreement are shown in Schedule I – Retention Limits.

ARTICLE XI: TERMINATION OF AGREEMENT WITH RESPECT TO NEW REINSURANCE

A.	This Agreement may be terminated with respect to new reinsurance by either party giving written notice to the other at least one hundred and fifty (150) days prior to the date such termination shall become effective, except as specified in Article IV – Premiums, Payments and Reports, and Article IX – Policy Changes.

B.	The termination shall become effective on the date specified in the written notice, but not less than after written notice is given.

C.	The Ceding Company shall continue to submit, and the Reinsurer shall continue to accept business under the provisions of this Agreement, during the period between the date of written notice and the effective date of termination.

D.	The provisions of this Agreement shall continue to apply after the effective date of termination to all reinsurance that is inforce under this Agreement on the effective date of termination.

E.	Either party may terminate this Agreement immediately for the acceptance of new reinsurance if the other party materially breaches this Agreement or becomes insolvent.

F.	Upon termination of the Agreement for new business, the following coverages shall continue to be available on policies inforce hereunder on the termination date, unless otherwise agreed upon in a subsequent writing by both Parties:

1.	Exercise of riders listed in Schedule A – Accepted Coverages.

2.	All changes, including increases (underwritten or non-underwritten as allowed under the policy) available under Article IX – Policy Changes.

ARTICLE XII: CLAIMS

A.	If there is a claim for death benefits on a reinsured risk, hereunder, the Ceding Company will send to the Reinsurer copies of the proofs of claim, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request.

B.	The Reinsurer upon receipt of the claim papers shall promptly make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer whether or not the claim payment is made under the strict policy conditions or compromised for a lesser amount. The payment to the Ceding Company will include interest as described in Paragraphs F and G of this Article.

C.

The Ceding Company shall send to the Reinsurer the contestable claims documentation as required in the underlying Agreement, by any of the following means: facsimile, secure email, express mail, or any other means agreed upon by both parties. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”[1] that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must make a concerted effort to communicate its comments for each claim in writing (email is acceptable) to the Ceding Company within five (5) business days from the day in which the Reinsurer received the final documentation. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding Company shall proceed to settle, contest or deny the claim as allowed in the underlying Agreement without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s recommendations regarding the claim that was communicated to the Ceding Company within the timeframe specified, but in all cases only the Ceding Company will determine the proper action on the claim and the decision, which will be made exclusively by the Ceding Company, shall be binding on the Reinsurer and all other reinsurers affected by the claim.

The Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses.

ARTICLE XII: CLAIMS

(Continued)

Alternatively, the Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. The Reinsurer must convey this decision in writing (email is acceptable) within the time period specified above. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

D.	Unless it has previously released its liability, the Reinsurer shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. Routine expenses incurred in the normal settlement of uncontested claim, compensation of salaried officers and employees of the Ceding Company and any possible extra-contractual damages shall not be considered claim expenses.

E.	In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such policy.

F.	The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, or if the claim proceeds go under settlement option, from the date of death to the date of the Reinsurer’s remittance to the Ceding Company. Adjustment to reinsurance premiums in such case will be made without interest.

G.	On claims paid by the Reinsurer, if the period of time between when the Ceding Company pays the claim and the Reinsurer reimburses the Ceding Company (provided the Reinsurer has received satisfactory claims proof) exceeds ( ) the Ceding Company reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company.

ARTICLE XII: CLAIMS

(Continued)

H.	In no event will the Reinsurer participate in Extra-contractual damages, such as punitive or compensatory damages, awarded against the Ceding Company as the result of an act, omission or course of conduct committed by the Ceding Company in connection with the reinsurance under this Agreement except as described below. However, for death claim denials, if the Reinsurer concurred in advance and in writing with the act, omission or course of conduct of the Ceding Company which resulted in the assessment of Extra-contractual damages, the Reinsurer shall share in the payment of these damages in proportion to the reinsurance provided under this Agreement. Notwithstanding anything stated herein, this Agreement will not apply to and the Reinsurer will not be liable for any Extra-contractual damages incurred by the Ceding Company as a result of any fraudulent and/or criminal act by any employee or officer of the Ceding Company or an agent representing the Company, acting individually, collectively or in collusion in the presentation, defense, or settlement of any claim.

The Reinsurer and the Ceding Company both acknowledge that good faith will be used in determining whether or not the Ceding Company is reimbursed by the Reinsurer for any Extra-contractual damages.

1 The “list of Reinsurer claims personnel” mentioned herein can be updated by sending written notice of a new contact list to the normal Ceding Company claims contacts without a formal amendment, email is acceptable. The Reinsurer has responsibility for updating and maintaining this list. The list may contain one or two individual email addresses and/or a group email folder.

ARTICLE XIII: INSPECTION OF RECORDS

Upon reasonable notice, and during regular business hours at the office of the inspected party, the Reinsurer and the Ceding Company each shall have the right to inspect and audit, at the offices of the other, all records and procedures relating to reinsurance under this Agreement. Provided there is business in force under this Agreement, the Reinsurer’s right of access as specified above will survive the terms of this Agreement.

ARTICLE XIV: ERRORS AND OMISSIONS

It is expressly understood and agreed that                      However, the Reinsurer shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium calculation but which ought to not have been included by reason of the terms and conditions of this Agreement. Such inadvertent premium payments shall be returned.

ARTICLE XV: INSOLVENCY

A.	In the event of insolvency of the Ceding Company, the Reinsurer’s liability for claims shall continue to be in accordance with the terms of this Agreement. The Reinsurer will be liable only for the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement. Payment of reinsurance claims shall be made directly to the liquidator, rehabilitator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

B.	In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver or statutory successor shall give the Reinsurer written notice of any pending claim and the Reinsurer may, at its own expense, investigate the claim and interpose any defense which it deems available to the Ceding Company or its liquidator, receiver or statutory successor. If the Ceding Company benefits from the defense undertaken by the Reinsurer, an equitable share of the expenses incurred by the Reinsurer shall be chargeable to the Ceding Company as a part of the expense of liquidation. Where two or more reinsurers are involved in the same claim and a majority interest elects to interpose a defense to such claim, the expense will be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Ceding Company.

C.	In the event of insolvency of the Reinsurer, the Ceding Company may, at its option, terminate reinsurance under this Agreement as of the date concurrent with or subsequent to the event of insolvency. Written notice of such termination and the date shall be given to the Reinsurer by the Ceding Company. For the purpose of this Agreement, the Ceding Company or Reinsurer shall be considered insolvent when it:

1.	or

2.	or

3.	or

4.	or

5.	.

D.	Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Reinsurer or the Ceding Company with respect to this Agreement or with respect to any other claim of one party against the other are considered mutual debts or credits, and shall be offset as permitted by law, and only the balance shall be allowed or paid.

ARTICLE XVI: WAIVERS AND AMENDMENTS

Any term or condition of this Agreement may be waived at any time by the party that is entitled to its benefit. Such a waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. The waiver of any party of any breach of any provision of this Agreement or the failure of either party at any time to enforce any right or remedy available to it under this Agreement, with respect to any breach or failure by the party, shall not be considered to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure.

ARTICLE XVII: SEVERABILITY

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by illegal, invalid or unenforceable provisions or by its severance from this Agreement.

ARTICLE XVIII: GRAMM-LEACH-BLILEY PRIVACY REQUIREMENTS

The Ceding Company and Reinsurer are “financial institutions” as that term is used in Title V of the Gramm-Leach-Bliley Act. The Parties may, from time to time, come into possession of “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act. The “non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they will not transfer information to a third party, except as provided in this Agreement or as permitted by law. The Reinsurer will obtain agreements from any third parties or Reinsurers receiving non-public personal information that requires the use of reasonable care to maintain the confidentiality of the “non-public personal information”. “Non-public personal information” does not include de-identified personal data, i.e., information that does not identify, or could not reasonably be associated with, an individual.

Reinsurer agrees to restrict access to personal information to those employees who need to know that information and represents that it has appropriate measures to establish a security program with respect to personal information which: (i) ensures the security and confidentiality of personal information, (ii) protects against any anticipated threats or hazards to the security or integrity of personal information, and (iii) protects against any unauthorized access to or use of such information including access or use that could result in substantial harm or inconvenience to any of Ceding Company’s consumers or customers.

ARTICLE XVIII: GRAMM-LEACH-BLILEY PRIVACY REQUIREMENTS

(Continued)

Notwithstanding anything contained herein to the contrary, Reinsurer will immediately notify Ceding Company of any circumstances involving (i) a “Breach of Security” of personal information or (ii) a reasonable belief by Reinsurer that there may be a breach of security of personal information (the “Notification”). In addition to the Notification, no later than three (3) calendar days after detection (or later if legally acceptable but in no case more than 5 days)of the Breach of Security, Reinsurer will also provide Ceding Company with a report (the “Report”) summarizing the Breach of Security, which will include, at a minimum, the following: date, time, description, how the Breach of Security was detected, systems and/or data (including personal information) subject to unauthorized access, root cause, corrective action taken to date and any additional planned actions. For purposes of this Agreement, “Breach of Security” means any unauthorized access to or use of personal information, whether by internal or external source, and whether such information is in electronic, paper, or any other format, including, without limitation, the following: unauthorized access to personal information while located on any computer, website or database, interception of personal information while being transmitted by email, unauthorized acquisition of paper files, or unauthorized use of an ID or password. The Notification shall be communicated by phone and facsimile, and the Report shall be communicated by facsimile and overnight delivery service using the following contact information:

Chief Compliance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Telephone: 413-788-8411, Fax: 413-744-4161

ARTICLE XIX: NOTICE

Any notice and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) mailed by United States registered or certified mail, return receipt requested, or mailed by overnight express mail, (ii) sent by facsimile transmission, followed by confirmation mailed by first class mail or overnight express mail, (iii) sent by email, or (iv) delivered in person to the parties at the following addresses:

If to the Ceding Company:

MML Bay State Life Insurance Company

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention: Reinsurance Officer

C.M. Life Insurance Company

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention: Reinsurance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: Reinsurance Officer

If to the Reinsurer:

XL Re Life America Inc.

70 Seaview Avenue

Stamford, CT 06902

Attention: Reinsurance Officer

Either party may change the names or addresses where notice is given by providing notice to the other party of such change in accordance with this Article.

ARTICLE XX: ARBITRATION

A.	If either the Ceding Company or the Reinsurer has given written notification of a dispute to the other party, then within fifteen (15) days of such notification both parties must designate an officer of their respective companies to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

If these officers are unable to resolve the dispute within 30 days of their first meeting, the dispute will be submitted to formal arbitration, unless the parties agree in writing to extend the negotiation period for an additional thirty (30) days.

B.	If the parties cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be arbitrated. To initiate arbitration, either party shall notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ( ) of its receipt.

C.	Any interpretation of this Agreement shall be based on business practices and equity rather than strict law.

D.	Disagreements between the Ceding Company and the Reinsurer shall be submitted to three arbitrators who must be current or former officers of other life insurance or reinsurance companies. The Reinsurer and the Ceding Company shall each appoint one arbitrator and the third shall be selected by these two arbitrators. In the event that either contracting company should fail to choose an arbitrator within thirty (30) days after the other contracting company has given notice of its arbitrator appointment, that contracting company may choose two arbitrators who shall, in turn, choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

E.	The place of meeting of the arbitrators will be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators will be final and binding on both parties and their respective successors and assigns.

F.	Issues shall be decided by a majority of the votes of the arbitrators .

ARTICLE XX: ARBITRATION

(Continued)

G.	Except as dictated by the arbitration panel, each party will bear the expense of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third party arbitrator.

H.	The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence and may limit the use of depositions and discovery.

I.	.

ARTICLE XXI: GOVERNING LAW

This Agreement will be governed by and construed in accordance with the laws of Massachusetts.

ARTICLE XXII: HEADINGS

The headings to this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

ARTICLE XXIII: PARTIES TO AGREEMENT

This Agreement is for indemnity reinsurance solely between the Ceding Company and the Reinsurer. Reinsurance under this Agreement will not create any right nor legal relationship between the Reinsurer and any other party. This Agreement will be binding upon the parties hereto and their respective successors and assigns

ARTICLE XXIV: AGREEMENT

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes any prior oral or written agreements with respect to its subject. Any alteration to this Agreement will be null and void unless made by written amendment, attached to the Agreement and signed by both parties.

ARTICLE XXV: GOOD FAITH AND FINANCIAL SOLVENCY

This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns.

Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party will promptly notify the other if it is subsequently financially impaired.

ARTICLE XXV: GOOD FAITH AND FINANCIAL SOLVENCY

(Continued)

The Reinsurer and the Ceding Company have entered into this Agreement in reliance upon each other’s representations and warranties. The Ceding Company and the Reinsurer each affirms that it has and will continue to disclose matters material to this Agreement.                     .

                    .

This Agreement operates under the premise that the Ceding Company maintains effective operational controls with respect to reinsurance administration, claims adjudication and underwriting selection and issue processes and procedures. The Ceding Company has supplied the Reinsurer with the information shown below. The Reinsurer will rely upon the Ceding Company’s substantive compliance with this information on a continual basis in exchange for providing the Ceding Company with the automatic binding and facultative privileges offered in this Agreement.

A.	.

B.	The Ceding Company will give the Reinsurer advance written notice of any changes in its Claims Adjudication Guidelines. If the changes are considered material in nature, the Reinsurer has the right to adjust its terms of this Agreement with respect to new and inforce business, subject to mutual agreement. If such agreement cannot be reached, the Reinsurer reserves the right to cancel this Agreement for new business with thirty (30) days notice to the Ceding Company and the Ceding Company agrees to the inforce reinsurance with no fees.

ARTICLE XXV: GOOD FAITH AND FINANCIAL SOLVENCY

(Continued)

C.	The Ceding Company has provided the Reinsurer with its conventional underwriting standards and procedures according to the guidelines set forth in the Ceding Company’s Underwriting Quote Package. Any subsequent material change to these standards which adversely affects the future experience will be communicated to the Reinsurer for review and written approval. If the changes are considered material in nature, the Reinsurer has the right to adjust the terms of this Agreement for new business, subject to mutual agreement. If such agreement cannot be reached, the Reinsurer reserves the right to cancel this Agreement for new business with thirty (30) days notice to the Ceding Company.

The Ceding Company acknowledges that it conducts periodic reviews of its reinsurance administration processes and procedures, its claims adjudication processes and procedures and its underwriting environment and provides its Management with such findings.

The Ceding Company will promptly notify the Reinsurer of any proposed material changes within its control to the underwriting guidelines, issue rules, premium rates, retention schedule and policy forms. The Reinsurer shall be entitled to         (    )         following the receipt of such notice in which to review such revisions. If the Reinsurer fails to provide written notice within the         (    )         review period that the revisions are not acceptable the revisions shall be deemed acceptable to the Reinsurer. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has accepted such changes either specifically or through above mentioned deemer provision.

It is the Ceding Company’s responsibility to ensure that the applicable forms are in compliance with current Medical Information Bureau (M.I.B.) regulations.

ARTICLE XXVI: CONFIDENTIALITY

The terms of this Agreement are confidential. Nothing contained herein, including information relating to pricing, may be disclosed to any third party, including other insurers or Reinsurers, without the Reinsurer’s or the Ceding Company’s prior written consent.

The Parties will keep confidential and not disclose any shared Proprietary Information, as defined below, unless:

a)	The information becomes publicly available other than through unauthorized disclosure by the party seeking to disclose or use such information;

b)	The information is independently developed by the recipient;

c)	The disclosure is required for the purpose of any reinsurance, retrocession, securitization, or structured, asset-backed or asset-based financing and such parties have a signed Confidentiality Agreement;

d)	The disclosure is required by external auditors and such auditors have signed Confidentiality Agreement; or

e)	The disclosure is required by law.

ARTICLE XXVI: CONFIDENTIALITY

(Continued)

“Proprietary Information” includes, but is not limited to, underwriting manuals and guidelines, applications, contract forms, and premium rates and allowances of the Reinsurer and the Ceding Company, but shall not include the existence of this Agreement and the identity of the parties.

SCHEDULE A: ACCEPTED COVERAGES

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Enfield, Connecticut, C.M. Life Insurance Company of Enfield, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Type of Business: Life insurance only. Supplemental benefits, including Accidental Death Benefits and Disability Waiver of Premium, shall not be reinsured under this Agreement.

Plans of Insurance: Variable Universal Life III and the following riders: Substitute of Insured Rider (SIR) and Guaranteed Insurability Rider (GIR). Rider coverage not requiring evidence of insurability shall be point-in-scale when exercised.

Eligible Policies: Variable Universal Life III policies and increases (not otherwise eligible for the Ceding Company’s Salvage program) that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those policies issued as continuations of such policies under the Agreement (                    ).

SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: The Reinsurer shall participate in a pool of reinsurers on a first dollar quota share basis for the first $             insured for eligible plans.

Reinsurer’s Share: The Reinsurer’s share shall be         % of the first $            .

Ceding Company’s Retention: The Ceding Company will retain         % of each risk up to their maximum retention.

Jumbo Limit: $             of life insurance inforce and applied for on one life                      The Jumbo Limit is defined as the total amount of insurance in force in all companies, including                     . Exceptions for amounts to be replaced may only be made where:

1.	and/or

2.	and/or

3.	.

Reinsurer’s Automatic Binding Limit: $             per policy

Automatic Issue Limits: $

Issue Ages:

CESSION LIMITS PER REINSURER (applies to Automatic and Facultative cases):

Minimum Initial Cession: $5,000

Minimum Facultative Submission: $2,000,000

Trivial Amount: $1

SCHEDULE C: FACULTATIVE SUBMISSION FORM

«LAST»«POLICY_NO»

Face Amount «COV_AMOUNT1»		Policy #
«POLICY_NO»
First Name «FIRST»	Last Name «LAST»	DOB
Second Insured
First Name	Last Name
DOB

Send To:

XXXXXXXXX (Minimum face amount $ )
XXXXXXX(Excess Only) Excluding Survivorships	MassMutual insurance inforce
XXXXXX (Minimum face amount $ )	Of which we retain with
XXXXXXXX (Minimum face amount $ )	parent or affiliate
XXXXXXX (Excess Only)	Insurance now applied for
XXXXXXXX (Minimum face amount $ )	Of which we will retain
XXXXXXXX (Excess Only) Excluding Survivorships
XXXXXXX (Excess Only)	Reinsurance applied for

☐

Send previously saved case to new Reinsurer

Underwriting Data

	Insured Number 1	Insured Number 2		Insured Number 1	Insured Number 2
Application	☐	☐	Financial Report	☐	☐
Non-Medical	☐	☐	Cover Letter	☐	☐
Medical Exam	☐	☐	APS	☐	☐
ECG	☐	☐	APS	☐	☐
X-Ray	☐	☐	APS	☐	☐
Lab Report	☐	☐		☐	☐
Specimen	☐	☐		☐	☐
Inspection	☐	☐		☐	☐
MVR	☐	☐		☐	☐
Reason for Submission		☐ Retention/Amount	☐ Health ☐ Rating/Review

Comments:

SCHEDULE D: SPECIAL NET RISK CALCULATIONS

1.	For the plans that are level term for twenty (20) years or less, or reducing term plans for any period of years, the net amount at risk shall be equal to the face amount of reinsurance.

2.	For the Ceding Company’s Universal Life type and Variable Life type plans, the net amount of risk (as appropriately calculated) shall be the death benefit less the policy account value.

3.	For the Ceding Company’s Enhanced Whole Life plan, the face amount reinsured shall be the sum of the basic policy death benefit plus the one-year term insurance. In calculating the net amount at risk, the basic policy value is increased by the face amount of paid up additions.

4.	For the Ceding Company’s Supplemental Insurance Protection Rider (SIPR) attachable to the Ceding Company’s Survivorship Whole Life policy, the net amount at risk shall be the proportion of the rider’s selected face amount initially reinsured and shall remain level at this amount while the rider remains inforce.

5.	For the Ceding Company’s Life Insurance Supplement Rider (LISR) attachable to the Ceding Company’s Whole Life policies, the net amount at risk shall be the one-year term portion of the supplemental insurance amount (SIA). The SIA is a non-guaranteed level death benefit comprised of one-year term insurance and paid-up additions. The paid-up addition portion is not reinsured.

6.	The methods of calculating the net amount at risk described above may not be appropriate under a given plan of insurance. In such cases, the net amount at risk will be a method that is mutually agreeable to both parties.

SCHEDULE E: REINSURANCE PREMIUM RATES

Premiums for Standard Risks (Currency – U.S. Dollars)

First year premium rates are zero. The premium rates per thousand of reinsurance amount at risk for policy years     (    ) and later shall be the following percentages times the attached 2001 VBT Sex and Smoker Distinct Table (age nearest birthday):

Single Life Five Class

Issue Ages

Risk Class	Male	Female
Ultra Preferred NT	%	%
Select Preferred NT	%	%
Preferred NT	%	%
Select Preferred Tobacco	%	%
Preferred Tobacco	%	%

Issue Ages

Risk Class	Male	Female
Ultra Preferred NT	%	%
Select Preferred NT	%	%
Preferred NT	%	%
Select Preferred Tobacco	%	%
Preferred Tobacco	%	%

Issue Ages +

Risk Class	Male	Female
Ultra Preferred NT	%	%
Select Preferred NT	%	%
Preferred NT	%	%
Select Preferred Tobacco	%	%
Preferred Tobacco	%	%

The premium shall be the rate per thousand times the reinsurance net amount at risk.

Facultative cessions will be accepted at the automatic rates.

Premium Rates for Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in the section titled Premiums for Standard Risks increased by 25% per table. (For example, the premium rate for a Table 4, or D, risk would be 200% of the standard premium rate).

SCHEDULE E: REINSURANCE PREMIUM RATES

(Continued)

Premium Rates for Risks with Flat Extras

For a risk assigned a flat extra premium, the reinsurance premium rates per thousand of net amount at risk shall be the premium rates for the appropriate risk class specified above in Premiums for Standard Risks increased by the following percentages of the flat extra premiums applicable to the initial face amount reinsured:

(1)	% of the first policy year and % for renewal years if the extra premium is payable for more than ( ) years;

(2)	% for all policy years if the extra premium is payable for ( ) years or less.

Policy Fees: No policy fees shall be paid under this Agreement.

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Male Smoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Nonsmoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79

Female Smoker 2001 Valuation Basic Table

Issue Age	Duration
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
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97
98
99

SCHEDULE F: REINSURANCE REPORTS

Reinsurance shall be self-administered by the Ceding Company. The Ceding Company shall maintain up-to-date records on business under the Agreement for reporting new issues, renewals, deaths, lapses and other adjustments on each reinsured policy or rider and shall provide reports to the Reinsurer subsequent to the close of each reporting period. The reporting period shall be monthly. The reports shall consist of sufficient detail for the Reinsurer to determine its amount of risk on reinsured policies and riders and to verify reinsurance premiums. Reports provided shall be the following:

Bordereau Detail Reports:

New business and change reports shall be provided to the Reinsurer on a bordereau basis and include the following items:

Policy Number	Joint Life Information
Name of the Insured	Policy Face Amount
Sex	Reinsurance Amount(s) Issued
Date of Birth	Retained Amount
Issue Age	Reinsurance Net Amount at Risk
Policy Date	Death Benefit Option
Policy Year	Reinsurance Premiums
Policy Duration	Reinsurance Commission or Allowances
Transaction Type*	Policy Fee
Transaction Effective Date	Premium Taxes Reimbursed
Table Rating	Cash Values Reimbursed
Flat Extra Amount and Duration	Dividends Reimbursed
Plan Name or Code	Net Amount due the Reinsurer or the Ceding Co.
Underwriting Classification

*	Transaction codes may be used to identify policy activity affecting reinsurance including new reinsurance issued, continuation of coverage, and policy movements or changes such as:

Not Takens	Decrease in Amount
Surrender	Cancellation of Reinsurance
Lapse
Reinstatement	Death
Conversion	Expiration
Exchange	Other Changes
Increase in Amount

Listings shall be provided separately for new issues, renewals, terminations, and other adjustments.

SCHEDULE F: REINSURANCE REPORTS

(Continued)

Summary Reports

Summary reports shall be provided to the Reinsurer, which include appropriate subtotals and totals of premiums, commissions and allowances, and premium tax by reporting category and in total. Policy exhibit summaries shall also be provided to the Reinsurer showing the reinsured amounts at the beginning of the reporting period, any increases, decreases and terminations during the reporting period, and the reinsured amounts at the end of the reporting period.

Electronic Reporting

The Reinsurer may request receipt of reinsurance data from the Ceding Company via an electronic medium (magnetic tape, magnetic disk, or electronic data interchange) as shall be available to the Ceding Company. Monthly transaction data and quarterly inforce data is currently available via electronic data interchange (FTP).

Note:	The detail and summary reports and the electronic forms will be in either the standard TAI Reinsurance format or a modified TAI Reinsurance format. These formats shall be made available to the Reinsurer. Any changes to the format shall be communicated to the Reinsurer.

SCHEDULE G: UNDERWRITING GUIDELINES

MassMutual Preferred Underwriting Criteria, 2005

SCHEDULE H: DAC TAX SCHEDULE

Treasury Regulation Section 1.848-2 (g) (8) Election. The Ceding Company and the Reinsurer hereby agree to the following pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the execution date of the treaty and for all subsequent taxable years for which this Agreement remains in effect.

1.	The term “party” shall refer to either the Ceding Company or the Reinsurer as appropriate.

2.	The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect December 1992.

3.	The party with the net positive consideration (or gross premiums and other considerations as applicable) for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions’ limitation of Section 848 (c) of the Internal Revenue Code of 1986, as amended.

4.	Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.	The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company shall report such net consideration in its tax return for the preceding calendar year.

6.	The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s tax return for the previous calendar year.

7.	If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

SCHEDULE H: DAC TAX SCHEDULE

(Continued)

8.	The parties shall list the Agreement on the DAC Tax Schedule of their Federal Income Tax Return for the year in which the Agreement becomes effective, thereby specifying that the joint election herein has been made for the Reinsurance Agreement of which this Schedule is a part.

The Ceding Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

SCHEDULE I: RETENTION LIMITS

Single Life Plans	Age	Standard	Table A – H	Table J – P

Survivorship Plans** Both Lives Insurable	Age	Both Lives Standard	One Standard and One Substandard Table A – D	One Standard and One Substandard Table E – P or Both Substandard, neither over Table P

Survivorship Plans** With One Life Uninsurable	Age	One Life Uninsurable, One Life Standard	One Life Uninsurable, One Life Substandard thru Table P

Waiver	Age	Individual Plans	Survivorship Plans**

Accidental Death Benefit

Exceptions:

Other: The Chief Underwriter or his/her designee reserves the right to exceed the above limits by no more than $            .

The retention limits stated above are for Massachusetts Mutual Life Insurance Company (MassMutual). The sum of all amounts retained on one life, including the amounts with subsidiaries C.M. Life Insurance Company and MML BayState Life Insurance Company, will not exceed the MassMutual retention limit.

*	An underwriter may use “individual consideration” to keep a reduced retention on a life
**	Retention determined by younger age thru %. If one life is standard and other life exceeds %, older age used.

Effective 9/30/03

SCHEDULE J: UNDERWRITING IMPROVEMENTS